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                                                                     Exhibit 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), made and entered into this 2nd day of April, 1998, by and among Cleveland Indians Baseball Company, Inc., an Ohio corporation (the "Company"), Cleveland Baseball Corporation, an Ohio corporation ("CBC"), MJC Baseball, Inc., an Ohio corporation ("MJC"), Ballpark Management Company, an Ohio corporation ("Ballpark Management"), Cleveland Indians Baseball Company Limited Partnership, an Ohio limited partnership (the "Partnership"), Richard E. Jacobs, Trustee Under Declaration of Trust dated April 23, 1987 (the "Richard E. Jacobs Trust"), Richard E. Jacobs, Trustee of the David H. Jacobs Marital Trust (the "David H. Jacobs Marital Trust"), and Martin J. Cleary, an individual ("Cleary");

                                   WITNESSETH:

         WHEREAS, the Company has been formed to acquire a controlling general partnership interest in the Partnership and intends to sell its Class A Common Shares, without par value ("Class A Common Shares"), in a registered initial public offering (the "Offering"), pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") after the execution and delivery of this Agreement by all parties hereto; and

         WHEREAS, CBC is the 99.9% general partner of the Partnership and MJC is the .1% limited partner of the Partnership; and

         WHEREAS, the Company desires to acquire Ballpark Management through the merger of Ballpark Management into the Company in exchange for the issuance of Class B Common Shares, without par value, of the Company ("Class B Common Shares") and Class A Common Shares and thereafter contribute to the Partnership the assets, business, contract rights and liabilities related to the business of Ballpark Management in exchange for an interest in the Partnership; and

         WHEREAS, the Company desires to acquire MJC through the Merger of MJC into the Company in exchange for cash and the issuance of Class A Common Shares and Class B Common Shares; and

         WHEREAS, the Company desires to acquire certain of CBC's interest as a general partner in the Partnership with the proceeds of the Offering; and

         WHEREAS, CBC desires to sell interests in the Partnership to the Company as described above; and

         WHEREAS, upon completion of the transactions described above, CBC and the Company desire to amend and restate the Limited Partnership Agreement of the Partnership to provide, among other things, that all of CBC's interest in the Partnership will


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be as a limited partner and all of the Company's interest in the Partnership will be as a general partner; and

         WHEREAS, the parties desire that the foregoing transactions be conditioned upon and be completed concurrently with completion of the Offering;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:


                                    ARTICLE I
                                 REORGANIZATION

         Section 1.1 REORGANIZATION TRANSACTIONS. At or immediately prior to the Closing (defined below), each of the transactions set forth in this Section 1.1 shall be effected.

         a. MERGER OF BALLPARK MANAGEMENT INTO THE COMPANY. Ballpark Management shall be merged (the "Ballpark Management Merger") with and into the Company, with the Company as the surviving corporation. In the Ballpark Management Merger, (i) each issued and outstanding Common Share of Ballpark Management shall be converted into the right to receive 22,816.67 Class B Common Shares (with the total number of shares issued to a shareholder being rounded to the nearest whole share); and (ii) each Class A Common Share issued and outstanding immediately prior to the Ballpark Management Merger shall remain issued and outstanding and unaffected by the Ballpark Management Merger. The Ballpark Management Merger shall be effected by the filing by the Company of a certificate of merger (the "Certificate of Merger") with the Ohio Secretary of State which complies with Section 1701.81 of the Ohio Revised Code. The articles of incorporation and regulations of the Company in effect immediately prior to the filing of the Certificate of Merger shall be the articles of corporation and regulations of the surviving corporation. The effect of the Merger shall be as provided in Section 1701.82 of the Ohio Revised Code.

         b. MERGER OF MJC INTO THE COMPANY. MJC shall be merged (the "MJC Merger") with and into the Company, with the Company as the surviving corporation. In the MJC Merger (i) each outstanding share of MJC shall be converted into the right to receive (A) a number of Class A Common Shares equal to the quotient of 6,043 divided by the number of common shares of MJC outstanding immediately prior to the effective time of the MJC Merger, (B) a number of Class B Common Shares equal to the quotient of 2,290 divided by the number of common shres of MJC outstanding immediately prior to the effective time of the MJC Merger, and (C) an amount of cash equal to the quotient of 55,800 divided by the number of common shares of MJC immediately prior to the effective time of


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the MJC Merger, and (ii) each Class A Common Share issued and outstanding immediately prior to the MJC Merger shall remain issued and outstanding and unaffected by the MJC Merger. The MJC Merger shall be effected by the filing by the Company of a certificate of merger with the Ohio Secretary of State which complies with Section 1701.81 of the Ohio Revised Code and which may be the Certificate of Merger used to effect the Ballpark Management Merger. The articles of incorporation and regulations of the Company in effect immediately prior to the filing of the certificate of merger shall be the articles of incorporation and regulations of the surviving corporation.

         c. CONTRIBUTION OF BALLPARK MANAGEMENT ASSETS, BUSINESS AND CONTRACT RIGHTS TO THE PARTNERSHIP. Upon completion of the Merger, the Company shall immediately transfer and contribute to the Partnership (the "Contribution") all of the assets, business, contract rights and liabilities held by Ballpark Management immediately prior to the Merger in exchange for 2,281,667 Units in the Partnership (there being 12,333,333 total Partnership Units outstanding after giving effect to the contribution). Each of CBC and the Company, as the only partners of the Partnership prior to the Contribution, hereby agree and consent to the Contribution and the issuance of such Partnership Units in exchange therefor. Immediately following the Contribution (and prior to the transactions described in Section 1.1(d)), the Company and CBC, as the only partners of the Partnership, agree that the number of Partnership Units held by them shall be as follows:

         Partner                            Partnership Units
         -------                            -----------------

         The Company                                 2,294,000
         CBC                                        10,039,333
         Total:                                     12,333,333

The Contribution shall be effected by the execution and delivery by the Company and the Partnership of one or more assignment instruments reasonably satisfactory to the Company.

         d. SALE OF PARTNERSHIP INTERESTS. Upon completion of the Contribution, the Company immediately purchase from CBC and CBC shall immediately sell, convey and transfer to the Company, 3,996,000 Partnership Units for a cash purchase price per Unit equal to the initial public offering price per share of the Class A Common Shares in the Offering, less the underwriting discount. If more than 4,000,000 Class A Common Shares are sold in the Offering pursuant to the underwriters' over-allotment option or otherwise, the Company shall purchase from CBC, at the same price per Unit, a number of Units in the Partnership equal to the number of additional Class A Common Shares sold in the Offering . The sale of the CBC partnership interests to the Company shall be effected by the execution and delivery by CBC of an assignment instrument, in form and substance reasonably satisfactory to the Company, against payment of the purchase price therefor. Upon completion of the Partnership Interest Sale, the Company and CBC shall enter into an Amended and Restated Agreement of Limited Partnership for the Partnership to provide, among other things, that all of CBC's interest in the Partnership upon completion of the transactions contemplated by this


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Agreement shall be a limited partnership interest and all of the Company's interest in the Partnership upon completion of the transactions contemplated by this Agreement shall be a general partnership interest.

         e. PAYMENT OF SUBSCRIPTION OBLIGATION. The entire amount of the outstanding obligations of the Richard E. Jacobs Trust, the David H. Jacobs Marital Trust (together, the "Trusts"), and Martin J. Cleary under the Subscription to Purchase Shares dated April 2, 1998 shall be paid in full.


                                   ARTICLE II
                                     CLOSING

         Section 2.1 CLOSING. Completion of the transactions contemplated by this Agreement (the "Closing") shall take place on the date of the closing of the Offering (the "Closing Date") at the offices of Baker & Hostetler LLP, 3200 National City Center, Cleveland, Ohio, or at such other place as the Company shall determine. The Closing shall be effected by the delivery or filing (in the case of the Certificate of Merger) of the documents referred to in Section 1.1.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                           BALLPARK MANAGEMENT AND MJC

         Each of the Company, Ballpark Management and MJC represents and warrants to each other party hereto as follows:

         Section 3.1 ORGANIZATION AND STANDING. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

         Section 3.2 POWER AND AUTHORITY. It has all requisite power and authority, corporate and otherwise, to conduct its business as presently conducted, to execute and deliver this Agreement and to consummate the transactions provided for herein.

         Section 3.3 DUE AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized and approved by all necessary corporate action, and this Agreement constitutes its legal, valid and binding agreement and obligation, enforceable in accordance with the terms hereof.

         Section 3.4 CONFLICTS; DEFAULTS. Neither the execution and delivery of this Agreement by it nor the consummation of the transactions provided for herein will violate, conflict with, or constitute a breach of or default under, any of the terms of its articles of incorporation or regulations, or any provision of, or result in the acceleration of any


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obligation under, any contract, lien, permit, lease, instrument, order, judgment, decree or agreement to which it is a party or by which any of its assets are bound, and will not constitute an event which, after notice or lapse of time, or both, will result in such violation, conflict, breach, default or acceleration.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

         The Partnership represents and warrants to each other party hereto as follows:

         Section 4.1 STATUS. The Partnership is a limited partnership validly existing under the laws of the State of Ohio.

         Section 4.2 POWER AND AUTHORITY. The Partnership has all requisite power and authority, partnership and otherwise, to conduct its business as presently conducted, to execute and deliver this Agreement and to consummate the transactions provided for herein.

         Section 4.3 DUE AUTHORIZATION. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized and approved by all necessary partnership action, and this Agreement constitutes the legal, valid and binding agreement and obligation of the Partnership, enforceable in accordance with the terms hereof.

         Section 4.4 CONFLICTS; DEFAULTS. Neither the execution and delivery of this Agreement by the Partnership nor the consummation of the transactions provided for herein will violate, conflict with, or constitute a breach of or default under, any of the terms of the Original Partnership Agreement, or any provision of, or result in the acceleration of any obligation under, any contract, lien, permit, deed, lease, instrument, order, judgment, decree or agreement to which the Partnership is a party or by which the Partnership is bound, and will not constitute an event which, after notice or lapse of time, or both, will result in such violation, conflict, breach, default or acceleration.


                                    ARTICLE V
                           INVESTMENT REPRESENTATIONS

         Section 5.1 The Shareholders (as defined below) represent and warrant to the Company as follows:

         (a) Each of the Richard E. Jacobs Trust, the David H. Jacobs Marital Trust and Cleary (the "Shareholders") is acquiring Class A or Class B Common Shares of the Company in connection with the Ballpark Management Merger or the MJC Merger and such shares are being acquired for such Shareholder's own account and not directly or


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indirectly with a view to, or for sale in connection with, any distribution thereof. Such Shareholder acknowledges that (i) such shares have not been registered under the Securities Act of 1933 (the "Securities Act"), (ii) such shares may not be resold unless they are subsequently registered under the Securities Act, or an exemption from such registration is available, and (iii) restrictive legends to that effect will be placed on the certificates representing such shares.

         (b) Each Shareholder is an accredited investor as such term is defined in Regulation D under the Securities Act. In addition, (i) each Shareholder has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Ballpark Management Merger and the MJC Merger contemplated by this Agreement and to obtain any additional information that such Shareholder deems necessary, and (ii) such Shareholder's knowledge and experience in financial business matters is such that such Shareholder is capable of evaluating the merits and risks of the investment in such shares.


                                   ARTICLE VI
                               GENERAL PROVISIONS

         Section 6.1 NOTICES. All notices or other communications provided for herein to be given or sent to a party by another party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by registered or certified United State mail, or if personally delivered, addressed to the parties at their addresses set forth below. Any party may give notice to the other parties at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

         Section 6.2 WAIVER. The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.

         Section 6.3 PARTIES. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

         Section 6.4 GOVERNING LAW. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

         Section 6.5 CAPTIONS. The captions of this Agreement have been assigned thereto for convenience only and shall not be construed to limit, define or modify the substantive terms hereof.



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         Section 6.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, memoranda, correspondence, conversations and negotiations.

         Section 6.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall constitute but one and the same Agreement. This Agreement may be executed by the parties executing separate counterpart signature pages, each of which may contain the signature of one or more but fewer than all the parties.


                               CLEVELAND INDIANS BASEBALL COMPANY,
                               INC.


                               By: /s/ Richard E. Jacobs
                                   --------------------------------------------
                                    Richard E. Jacobs, President

                               CLEVELAND BASEBALL CORPORATION


                               By: /s/ Richard E. Jacobs
                                   --------------------------------------------
                                    Richard E. Jacobs, President


                               BALLPARK MANAGEMENT COMPANY


                               By: /s/ Richard E. Jacobs
                                  ---------------------------------------------
                                    Richard E. Jacobs, President


                               MJC BASEBALL, INC.


                               By:  /s/ Martin J. Cleary
                                  ---------------------------------------------
                                    Martin J. Cleary, President





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                               CLEVELAND INDIANS BASEBALL COMPANY
                                LIMITED PARTNERSHIP


                               By: Cleveland Baseball Corporation,
                                        its General Partner


                                   By:  /s/ Richard E. Jacobs
                                       ----------------------------------------
                                         Richard E. Jacobs, President

                                /s/ Richard E. Jacobs
                               ------------------------------------------------
                               Richard E. Jacobs, Trustee Under Declaration of
                                 Trust dated April 23, 1987


                                /s/ Richard E. Jacobs
                               ------------------------------------------------
                               Richard E. Jacobs, Trustee Under the
                                 David H. Jacobs Marital Trust


                                /s/ Martin J. Cleary
                               ------------------------------------------------
                               Martin J. Cleary






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